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                                                                    Exhibit 10.4

Bank of America [LOGO]


                                PROMISSORY NOTE

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Borrower: Newport Corporation           Lender:  Bank of America, N.A.
          1791 Deere Avenue                      CLSC-Commercial Banking (LA)
          Irvine, CA 92606                       CA9-703-11-11
                                                 333 South Beaudry Avenue, 11th
                                                 Floor
                                                 Los Angeles, CA 90017-1486

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Principal Amount: $5,000,000.00                 Date of Note: September 25, 2002

PROMISE TO PAY. Newport Corporation ("Borrower") promises to pay to Bank of America, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million & 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 1, 2003. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning October 1, 2002, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the rate of interest publicly announced from time to time by the Lender as its Prime Rate. The Prime Rate is set by the Lender based on various factors, including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Lender may price loans to its customers at above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Lender's Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrowers request. The interest rate change will not occur more often than each date of such change in the index. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT FEE. Upon prepayment of this Note, Lender is entitled to the following prepayment fee: Prepayments may be made in whole or in part at any time on any loan or advance outstanding under this Note for which the Rate is based on the Prime Rate or any other fluctuating Rate or Index which may change daily. No prepayment of any loan or advance outstanding hereunder bearing Interest at any other Rate shall be permitted without the prior written consent of Lender. Notwithstanding such prohibition, if there is a prepayment of any such loan or advance hereunder, whether by consent of Lender, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Lender, pay to Lender any loss or expense, including any loss of anticipated profits, which Lender may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Lender actually funded or committed to fund the loan or advance through the purchase of an underlying deposit in an amount and for a term comparable to the loan or advance. Any such determination by Lender shall be conclusive, absent a manifest error in computation. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank of America, N.A., CA9-703-11-11,333 South Beaudry Avenue, 11th Floor Los Angeles, CA 90017-1486.

LATE CHARGE: If a payment is 15 days or more late, Borrower will be charged 4.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, as its option may, if permitted under applicable law, increase the variable interest rate on this Note to 6.000 percentage points over the Index.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

   Payment Default. Borrower fails to make any payment when due under this Note:

   Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

   Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

   False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

   Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

   Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor or Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding

                                PROMISSORY NOTE
                                  (Continued)                             Page 2
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     and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

     Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEY'S FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of any County, State of California.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ARBITRATION. (a) This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or
(ii) any document related to this agreement; (collectively a "Claim").

(b) At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act"). The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

(d) The arbitration shall be administered by JAMS and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

(e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitratable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral;
(iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h) all obligations, debts and liabilities, including any swap, option or forward obligations, plus interest thereon, of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower or any other party to this Agreement or any one or more of them, whether now existing or hereafter arising, whether related to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated and whether Borrower or any other party to this Agreement may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable. Unless the Borrower and any other party to this Agreement shall have otherwise agreed in writing or received written notice thereof, this Agreement shall not secure any obligation owing to Lender which constitutes "consumer credit" subject to the disclosure requirements of the Federal Truth in Lending Act and any regulations promulgated thereunder.

ADDITIONAL DEFAULTS.

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                                PROMISSORY NOTE
                                  (Continued)                             Page 3
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Each of the following shall constitute an event of default ("Event of Default")
under this Note:

Event of Default Under Related Documents. A default or event of default occurs under the terms of any promissory note, guaranty, pledge agreement, security agreement or other agreement or instrument executed by Borrower or any guarantor, pledgor, accommodation party or other obligor in connection with or relating to this Note.

Judgment. The entry of a judgment against any Borrower or guarantor, pledgor, accommodation party or other obligor which Lender deems to be of a material nature, in Lender's sole discretion.

Default by Affiliates. Any affiliate of Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of Lender or any other creditor.

Adverse Government Action. Any governmental authority (including, without limitation, any nation, state or other political subdivision thereof, any central bank, and any entity exercising executive, legislative, judicial, regulatory or administrative functions, and any corporation or other entity owned or controlled by any of the foregoing) takes or institutes action, which, in the opinion of Lender, will adversely affect Borrower's financial condition or ability to pay or perform Borrower's obligations under this Note or any instrument or agreement required under, or executed in connection with, this Note.

SALE OF NOTE. Assignment. Lender may sell or offer to sell this Note, together with any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees without notice to or consent of Borrower. Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee.

COUNTERPART SIGNATURES. This Note may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

TERMINATION OF AUTOMATIC PAYMENTS. In the event that Borrower terminates the Automatic Payment arrangement with Lender, Borrower agrees that the interest rate under the Note will increase, at the discretion of the Lender, by one-half percentage point (0.50%) per annum over the rate of interest stated in the Note, and the amount of each interest installment will be increased accordingly. The effective rate of interest under the Note shall not in any event exceed the maximum rate permitted by law.

ADDITIONAL INTEREST AFTER DEFAULT. Upon any event of Default under this Note, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note to the interest rate specified in the paragraph above entitled "Interest After Default".

UNUSED COMMITMENT FEE. Borrower agrees to pay a fee on any difference between the maximum principal amount available under this Note and the amount of credit it actually uses, determined by the weighted average credit outstanding during the specified period. The fee will be calculated at .25% per year. The calculation of credit outstanding shall include the undrawn amount of letters of credit. This fee is due on December 31, 2002 and on the last day of each following quarter until the expiration of the availability of advances under this Note.

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrower's account numbered 14592-06005 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.

PRE BILLING. If the Borrower and Lender elect to use pre-billing calculation, for each payment date (the "Due Date") the amount of each payment debit will be determined as follows: On the "Billing Date" Lender will prepare and mail to Borrower an invoice of the amounts that will be due on that Due Date ("Billed Amount"). (The "Billing Date" will be a date that is a specified number of calendar days prior to the Due Date, which number of days will be mutually agreed from time to time by Lender and Borrower.) The calculation of the Billed Amount will be made on the assumption that no new extensions of credit or payments will be made between the Billing Date and the Due Date, and that there will be no changes in the applicable interest rate. On the Due Date Lender will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date ("Accrued Amount"). If the Due Date does not fall on a Business Day, Lender shall debit the Designated Account on the first Business Day following the Due Date. For purposes of this Agreement, "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks are authorized to close or are in fact closed in the state where the Lender's lending office is located. If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the difference will be treated as follows: If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the underpayment. Borrower will not be in default by reason of any such underpayment. If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the overpayment. Regardless of any such difference, interest will continue to accrue based on the actual amount of principal outstanding without compounding. Lender will not pay interest on any overpayment.

AUTOMATIC PAYMENT. Borrower has elected to authorize Lender to effect payment of sums due under this Note by means of debiting Borrower's account number 14592-06005. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Lender fails to debit the account.

CLOSING FEE. Borrower agrees to pay to Lender a loan fee in the amount of $7,500. This fee is due at closing.

EXHIBIT TO NOTE. An exhibit, titled "EXHIBIT TO NOTE," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

                                PROMISSORY NOTE
                                  (Continued)                             Page 4
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   PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS
   OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

   BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

   BORROWER:



   NEWPORT CORPORATION

   By:  /s/ William R. Abbott                By:  /s/ Jeffrey B. Coyne
      -----------------------------------       --------------------------------
      William R. Abbott, VP of Finance          Jeffrey B. Coyne, VP & General
      & Treasurer of Newport Corporation        Counsel of Newport Corporation


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

                                 EXHIBIT TO NOTE

================================================================================

  Borrower: Newport Corporation     Lender: Bank of America, N.A.
            1791 Deere Avenue               CLSC-Commercial Banking (LA)
            Irvine, CA 92606                CA9-703-11-11
                                            333 South Beaudry Avenue, 11th Floor
                                            Los Angeles, CA 90017-1486

================================================================================

     This EXHIBIT TO NOTE is attached to and by this reference is made a part of the Promissory Note, dated September 25, 2002, and executed in connection with a loan or other financial accommodations between BANK OF AMERICA, N.A. and Newport Corporation.

     1. OPTIONAL INTEREST RATES

          1.1 Optional Rates. In addition to the interest rate specified in the Note, on the terms and subject to the conditions set forth below, Borrower will be able to select, from one of the following optional rates, an interest rate which will be applicable to a particular dollar increment of amounts outstanding, or to be disbursed, under the Note, during interest periods agreed to by Lender and Borrower. Any principal amount bearing interest at an optional rate is referred to as a "Portion":

          (a) the LIBOR Rate plus 1.50 percentage points.

          1.2 Rate Terms. Each optional interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the first day of each month during the interest period. No Portion will be converted to a different interest rate during the applicable interest period. If any principal amount bearing interest at an optional interest rate is repaid during an interest period (other than a scheduled principal payment), such repayment will be considered a prepayment subject to any prepayment fee as described in the Note. Upon the occurrence of an event of default under the Note or any other loan document, Lender may terminate the availability of optional interest rates for interest periods commencing after the default occurs. No interest period may extend beyond the maturity date of the Note. At the end of any interest period, the interest rate will revert to the rate specified in the Note, unless Borrower has designated another optional interest rate for the Portion.

          1.3 LIBOR Rate. The election of LIBOR Rates shall be subject to the following terms and requirements:

          (a) The interest period during which the LIBOR Rate will be in effect will be one, two or three months. The first day of the interest period must be a day other than a Saturday, or a Sunday on which Lender is open for business in New York and London and dealing in offshore dollars (a "LIBOR Banking Day"). The last day of the interest period and the actual number of days during the interest period will be determined by Lender using the practices of the London inter-bank market.

          (b) Each LIBOR Rate Portion will be for an amount not less than One Hundred Thousand Dollars ($100,000).

          (c) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by Lender as of the first day of the interest period.)

                   LIBOR Rate =   London Inter-Bank Offered Rate
                                (1.00 - Reserve Percentage)

          Where,

          (i) "London Inter-Bank Offered Rate" means the average per annum interest rate at which U.S. dollar deposits would be offered for the applicable interest period by major banks in the London inter-bank market, as shown on the Telerate Page 3750 (or any successor page) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period. If such rate does not appear on the Telerate Page 3750 (or any successor page), the rate for that interest period will be determined by such alternate method as reasonably selected by Lender. A "London Banking Day" is a day on which Lender's London Banking Center is open for business and dealing in offshore dollars.

          (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

          (d) Borrower shall irrevocably request a LIBOR Rate Portion no later than 12:00 noon time in the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above. For example, if there are no intervening holidays or weekend days in any of the relevant locations, the request must be made at least three days before the LIBOR Rate takes effect.

          (e) Lender will have no obligation to accept an election for a LIBOR Rate Portion if any of the following described events has occurred and is continuing:

          (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate Portion are not available in the London inter-bank market; or

          (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate Portion.

     1.4 Notices; Authority to Act. Lender may accept requests by Borrower for optional interest rates made by telephone. Borrower acknowledges and agrees that the agreement of Lender herein to receive certain notices by telephone is solely for the convenience of Borrower. Lender shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give such notice, and Lender shall have no liability to Borrower on account of any action taken by Lender in reliance upon such telephonic notice. The obligation of Borrower to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic notice.

     1.5  Exceptions to Default.

          (a) The paragraph entitled "Payment Default", under DEFAULT, is amended to read as follows;

          "Payment Default. Borrower fails to make any payment when due under this Note within five (5) business days of the date due."

          (b) The paragraph entitled "Other Defaults", under DEFAULT, is amended to read as follows:

          "Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, and does not cure such failure within thirty (30) days following notice from Lender of such failure."

          (c) The paragraph entitled "Default in Favor of Third Parties", under DEFAULT, is amended to read as follows:

          "Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect Borrower's ability to repay this Note or perform

                                EXHIBIT TO NOTE
                                  (Continued)                             Page 2
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     Borrower's obligations under this Note or any of the related documents, and does not cure such failure within thirty (30) days following receipt of notice of such default."

          (d) The paragraph entitled "Change in Ownership", under DEFAULT, is intentionally deleted.

     1.6  Exceptions to Choice of Venue.

          (a) The paragraph entitled "Choice of Venue" is amended to read as follows:

          "CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Orange County, State of California."

     1.7  Exceptions to Arbitration.

          (a) Subparagraph (d) of the paragraph entitled "Arbitration" is amended to read as follows:

          "(d) The arbitration shall be administered by JAMS and conducted, unless otherwise required by law, in Orange County, California. All claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced".

     THIS EXHIBIT TO NOTE IS EXECUTED ON SEPTEMBER 25, 2002.

     BORROWER:



     NEWPORT CORPORATION

     By: /s/ William R. Abbott
        --------------------------------------------------
        William R. Abbott, VP of Finance & Treasurer of
        Newport Corporation

     By: /s/ Jeffrey B. Coyne
        --------------------------------------------------
        Jeffrey B. Coyne, VP & General Counsel of Newport
        Corporation


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